                                EXHIBIT NO. 6.2

                U.S. DEPARTMENT OF AGRICULTURE IMPORT PERIOD FOR
              PLANTS AND PLANT PRODUCTS - SOUTHERN HARDWOODS, INC.

---------------------------------------------------------------------------------------------------------
        U.S. DEPARTMENT OF AGRICULTURE                       1 PERMIT NUMBER
   ANIMAL AND PLANT HEALTH INSPECTION SERVICE
        PLANT PROTECTION AND QUARANTINE                          40-0967
          4700 RIVER ROAD, UNIT 136
         RIVERDALE, MARYLAND 20737-1236
 IMPORT PERMIT FOR PLANTS AND PLANT PRODUCTS                     TRANSMIT PERMIT NUMBER TO YOUR SHIPPER
                                                                 BUT RETAIN THE PERMIT
                                                        -------------------------------------------------
-------------------------------------------------------
3 NAME AND ADDRESS OF PERMITTEE (Include Zip Code)           2. EXPIRATION DATE
  PERMITEE SHOULD NOTIFY PLANT PROTECTION AND                   VALID UNTIL AMENDED
  QUARANTINE, APHIS, USDA, PROMPTLY OF CHANGE OF ADDRESS        OR REVOKED

                                                        -------------------------------------------------
           SOUTHERN HARDWOODS, INC.
           (JEFF ABEL)
           74 WEST CHASE STREET
           HERNANDO, FLORIDA 34442
   TEL:       (352) 528-5999
---------------------------------------------------------------------------------------------------------
4. UNDER AUTHORITY OF THE PLANT QUARANTINE ACT, AS AMENDED, PERMISSION IS HEREBY GRANTED TO
   PERMITTEE TO IMPORT IN ACCORDANCE WITH
                     7 CFR 319.40
---------------------------------------------------------------------------------------------------------
5. THE PLANTS OR PLANT PRODUCTS SPECIFIED BELOW, GROWN OR PRODUCED IN GUYANA
---------------------------------------------------------------------------------------------------------
6. THROUGH THE PORT(S) OF

                   PENSACOLA, FL


---------------------------------------------------------------------------------------------------------

7. DESIGNATION OF PLANTS OR PLANT PRODUCTS

                  THE FOLLOWING ARTICLES ARE AUTHORIZED UNDER THE CONDITIONS DESCRIBED IN THE ATTACHED ANNEXES.

                  GREENHEART (OCOTEA RODIAEI), PURPLEHEART (PELTOGYNE PANICULATA), KOPIE (GOUPIA GLABRAA), CRABWOOD (CARAPA GUIANENSIS), TATABU (DIPLOTROPIS PURPUREA), LOCUST (HYMENAEA COURBARIL), SIMAROUBA (SIMAROUBA AMARA), DETERMA (OCOTEA RUBRA), HUBUBALLI (LOXOPKTERYGIUM SAGOTII), WAMARA (SWARTZIA CUBENSIS), TAURONIRO (HUMIRIA BALSAMIFERA), BAROMALLI (CATOSTEMMA FRAGRANS), SHIBADAN (ASPIDOSPERA DESMANTHUM), BULLETWOOD (MANILKARA BIDENTATA), WALLABA (EPERUA FALCATA), BLACK KAKARALLI (ESCHWEILERA SAGOTIANA), BANAK (VIROLA KOSCHNYI), AND MORA (MORA GONGRIPII); TROPICAL HARDWOOD LOGS WITHOUT BARK: ANNEX -A- AND
                  ANNEX -C-



This permit does not authorize the importation of any genetically engineered plants or products thereof. To import such plants (or to move them interstate), write to the Biotechnology Biologics and Environmental Protection, Biotechnology Permit, USDA, APHIS, 4700 River Road, Unit 149, Riverdale, Maryland 20737-1237.

---------------------------------------------------------------------------------------------------------
8. SIGATURE OF AUTHORIZING OFFICIAL                  (301) 734-8645             9. DATE ISSUED
            [ILLEGIBLE]                              DEBORAH M. KNOTT                6/22/98
------------------------------------------------------------------------- -------------------------------
ENCLOSURES

     319.40

---------------------------------------------------------------------------------------------------------
PPQ FORM 597

Southern Hardwoods, Inc.          Page 2             Permit Number 40-0967

--------------------------------------------------------------------------------

                                    ANNEX -A-
                              GENERAL REQUIREMENTS

In accordance with 319.40-2, documentation accompanying each shipment (an importer document) must identify the commodity, quantity, and origin of the regulated material.

In accordance with 319.40-9, all shipments are subject to inspection and may require other actions deemed necessary by Plant Protection and Quarantine as a result of inspection. Notice of arrival may be required at the discretion of the Officer in Charge at the port of first arrival.

The regulated commodity, the container in which it is shipped, or the documents accompanying shipments will adequately describe the shipment in accordance with 319.40-9-C- unless the Officer in Charge for Plant Protection and Quarantine at the port of first arrival has notified the permittee that such documentation or portions of the documentation will be understood without being written for each shipment.

Permittee will notify the office issuing this permit of any changes in the status of the activities authorized in this permit, or substantive changes in the status of the permittee (such as change of company name, address, phone number, etc.) within 30 days of such changes occurring or 30 days prior to a shipment being authorized under this permit.

                                    ANNEX -C-
                        TROPICAL HARDWOOD LOGS AND LUMBER
                                   (DEBARKED)

(1) In accordance with 319.40-5(c)(1); tropical hardwood logs with no more than 2% of the total surface in a lot with bark and no single log with more than 5% bark on its surface. Lumber must be completely free of bark.

(2) All pallets and other solid wood packing materials used with the shipment are subject to inspection and must be totally free from bark and apparently free from live plant pests.

                                      -OR-
All pallets and other solid wood packing materials used with the shipment must be heat treated, fumigated, or treated with preservatives. An importer document certifying treatment in accordance with 319.40-7(c), (d), (f), or (g) must accompany the regulated material at the time of importation.

--------------------------------------------------------------------------------

                                   7CFR 319.40
                          IMPORTATION OF LOGS, LUMBER,
                     AND OTHER UNMANUFACTURED WOOD ARTICLES

--------------------------------------------------------------------------------


         SEC.
         319.40-1 Definitions.
         319.40-2 General prohibitions and restrictions; relation to other regulations.
         319.40-3 General permits; articles that may be imported without a specific permit; articles that may be imported without either a specific permit or an importer document.
         319.40-4 Application for a permit to import regulated articles; issuance and withdrawal of permits.
         319.40-5 Importation and entry requirements for specified articles. 319.40-6 Universal importation options.
         319.40-7 Treatments and safeguards.
         319.40-8 Processing at facilities operating under compliance agreements.
         319.40-9 Inspection and other requirements at port of first arrival. 319.40-10 Costs and charges.
         319.40-11 Plant pest risk assessment standards.


SEC.319.40-1 DEFINITIONS.

ADMINISTRATOR. The Administrator of the Animal and Plant Health Inspection
       Service, United States Department of Agriculture, or any employee of the United States Department of Agriculture delegated to act in his or her stead.

APHIS. The Animal and Plant Health Inspection Service, United States Department of Agriculture.

BARK CHIPS. Bark fragments broken or shredded from log or branch surfaces.

CERTIFICATE. A certificate of inspection relating to a regulated article, which is issued by an official authorized by the national government of the country in which the regulated article was produced or grown, which contains a description of the regulated article, which certifies that the regulated article has been inspected, is believed to be free of plant pests, and is believed to be eligible for importation pursuant to the laws and regulations of the United States, and which may contain any specific additional declarations required under this subpart.

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
 Articles                                                                 Page 2
--------------------------------------------------------------------------------

COMPLIANCE AGREEMENT. A written agreement between APHIS and a person engaged in processing, handling, or moving regulated articles, in which the person agrees to comply with requirements contained in the agreement.

DEPARTMENTAL PERMIT. A document issued by the Administrator authorizing the importation of a regulated article for experimental, scientific, or educational purposes.

FREE FROM ROT. No more than two percent by weight of the regulated articles in a lot show visual evidence of fructification of fungi or growth of other microorganisms that cause decay and the breakdown of cell walls in the regulated articles.

GENERAL PERMIT. A written authorization contained in Sec. 319.40-3 [[Page
       27675]] for any person to import the articles named by the general permit, in accordance with the requirements specified by the general permit, without being issued a specific permit.

HUMUS, COMPOST, AND LITTER. Partially or wholly decayed plant matter.

IMPORT (IMPORTED, IMPORTATION). To bring or move into the territorial limits of the United States.

IMPORTER DOCUMENT. A written declaration signed by the importer of regulated articles, which must accompany the regulated articles at the time of importation, in which the importer accurately declares information about the regulated articles required to be disclosed by Sec. 319.40-2(b).

INSPECTOR. Any individual authorized by the Administrator to enforce this subpart.

LOG. The bole of a tree; trimmed timber that has not been sawn further than to form cants.

LOOSE WOOD PACKING MATERIAL. Excelsior (wood wool), sawdust, and wood shavings, produced as a result of sawing or shaving wood into small, slender, and curved pieces.

LOT. All the regulated articles on a single means of conveyance that are derived from the same species of tree and were subjected to the same treatments prior to importation, and that are consigned to the same person.

LUMBER. Logs that have been sawn into boards, planks, or structural members such as beams.

PERMIT. A specific permit to import a regulated article issued in accordance with Sec. 319.40-4, or a general permit promulgated in Sec. 319.40-3.

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
Articles                                                                  Page 3
--------------------------------------------------------------------------------

PLANT PEST. Any living stage of any insects, mites, nematodes, slugs, snails, protozoa, or other invertebrate animals, bacteria, fungi, other parasitic plants or reproductive parts of parasitic plants, noxious weeds, viruses, or any organism similar to or allied with any of the foregoing, or any infectious substances, which can injure or cause disease or damage in any plants, parts of plants, or any products of plants.

PORT OF FIRST ARRIVAL. The area (such as a seaport, airport, or land border station) where a person or a means of conveyance first arrives in the United States, and where inspection of regulated articles is carried out by inspectors.

PRIMARY PROCESSING. Any of the following processes: cleaning (removal of soil, limbs, and foliage), debarking, rough sawing (bucking or squaring), rough shaping, spraying with fungicide or insecticide sprays, and fumigation.

REGULATED ARTICLE. The following articles, if they are unprocessed or have received only primary processing: logs; lumber; any whole tree; any cut tree or any portion of a tree, not solely consisting of leaves, flowers, fruits, buds, or seeds; bark; cork; laths; hog fuel; sawdust; painted raw wood products; excelsior (wood wool); wood chips; wood mulch; wood shavings; pickets; stakes; shingles; solid wood packing materials; humus; compost; and litter.

SEALED CONTAINER; SEALABLE CONTAINER. A completely enclosed container designed for the storage or transportation of cargo, and constructed of metal or fiberglass, or other rigid material, providing an enclosure which prevents the entrance or exit of plant pests and is accessed through doors that can be closed and secured with a lock or seal. Sealed (sealable) containers are distinct and separable from the means of conveyance carrying them.

SOLID WOOD PACKING MATERIAL. Wood packing materials other than loose wood packing materials, used or for use with cargo to prevent damage, including, but not limited to, dunnage, crating, pallets, packing blocks, drums, cases, and skids.

SPECIFIC PERMIT. A written document issued by APHIS to the applicant in accordance with Sec. 319.40-4 that authorizes importation of articles in accordance with this subpart and specifies or refers to the regulations applicable to the particular importation.

TREATMENT MANUAL. The Plant Protection and Quarantine Treatment Manual, which is incorporated by reference at Sec. 300.1 of this chapter in accordance with 5 U.S.C. 552(a) and 1CFR part 51.

TROPICAL HARDWOODS. Hardwood timber species which grow only in tropical climates. United States. All of the States of the United States, the District of Columbia, Guam, the Northern Mariana Islands, Puerto Rico, the Virgin Islands of the United States, and all other territories and possessions of the United States.

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
Articles                                                                  Page 4
--------------------------------------------------------------------------------

WOOD CHIPS. Wood fragments broken or shredded from any wood.

WOOD MULCH. Bark chips, wood chips, wood shavings, or sawdust intended for use as a protective or decorative ground cover.

SEC. 319.40-2 GENERAL PROHIBITIONS AND RESTRICTIONS; RELATION TO OTHER REGULATIONS.

     (a) Permit required. Except for regulated articles exempted from this requirement by paragraph (c) of this section or Sec. 319.40-3, no regulated article may be imported unless a specific permit has been issued for importation of the regulated article in accordance with Sec. 319.40-4, and unless the regulated article meets all other applicable requirements of this subpart and any requirements specified by APHIS in the specific permit.

     (b) Importer document; documentation of type, quantity, and origin of regulated articles. Except for regulated articles exempted from this requirement by paragraph (c) of this section or Sec. 319.40-3, no regulated article may be imported unless it is accompanied by an importer document stating the following information. A certificate that contains this information may be used in lieu of an importer document at the option of the importer:

     (1) The genus and species of the tree from which the regulated article was derived;
     (2) The country, and locality if known, where the tree from which the regulated article was derived was harvested;
     (3) The quantity of the regulated article to be imported;
     (4) The use for which the regulated article is imported; and
     (5) Any treatments or handling of the regulated article required by this subpart that were performed prior to arrival at the port of first arrival.

     (c) Regulation of articles imported for propagation or human consumption. The requirements of this subpart do not apply to regulated articles that are allowed importation in accordance with Sec. 319.19, Subpart--Citrus Canker and Other Citrus Diseases"; Sec. 319.34, "Subpart--Bamboo Capable of Propagation"; or Secs. 319.37 through 319.37-14, "Subpart--Nursery Stock, Plants, Roots, Bulbs, Seeds, and Other Plant Products"; or to regulated articles imported for human consumption that are allowed importation in accordance with Secs. 319.56 through 319.56-8, "Subpart--Fruits and Vegetables."

     (d) Regulated articles imported for experimental, scientific or educational purposes. Any regulated article. may be imported without further restriction under this subpart if:

     (1) Imported by the United States Department of Agriculture for experimental, scientific, or educational purposes;
     (2) Imported pursuant to a Departmental permit issued by APHIS for the regulated article prior to its importation and kept on file at the port of first arrival; and

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
Articles                                                                  Page 5
--------------------------------------------------------------------------------

     (3) Imported under conditions specified on the Departmental permit and found by the Administrator to be adequate to prevent the introduction into the United States of plant pests.

     (e) Designation of additional regulated articles. An inspector may designate any article as a regulated article by giving written notice of the designation to the owner or person in possession or control of the article. APHIS will implement rulemaking to add articles designated as regulated articles to the definition of regulated article in Sec. 319.40-1 if importation of the article appears to present a recurring significant risk of introducing plant pests. Inspectors may designate an article as a regulated article after determining that:

     (1) The article was imported in the same container or hold as a regulated article;
     (2) Other articles of the same type imported from the same country have been found to carry plant pests; or
     (3) The article appears to be contaminated with regulated articles or soil.

SEC. 319.40-3 GENERAL PERMITS; ARTICLES THAT MAY BE IMPORTED WITHOUT A SPECIFIC PERMIT; ARTICLES THAT MAY BE IMPORTED WITHOUT EITHER A SPECIFIC PERMIT OR AN IMPORTER DOCUMENT.

     (a) Canada and Mexico. APHIS hereby issues a general permit to import articles authorized by this paragraph. Regulated articles from Canada and from states in Mexico adjacent to the United States border, other than regulated articles of the subfamilies Aurantioideae, Rutoideae, and Toddalioideae of the botanical family Rutaceae, may be imported without restriction under this subpart, except that they must be accompanied by an importer document stating that the regulated articles are derived from trees harvested in, and have never been moved outside, Canada or states in Mexico adjacent to the United States border, and except that they are subject to the inspection and other requirements in Sec. 319.40-9.

     (b) Solid wood packing materials--

     (1) Free of bark; used with non-regulated articles. APHIS hereby issues a general permit to import regulated articles authorized by this paragraph. Solid wood packing materials that are completely free of bark and are in actual use at the time of importation as packing materials for articles which are not regulated articles may be imported without restriction under this subpart, except that:

         (i) The solid wood packing materials are subject to the inspection and other requirements in Sec. 319.40-9; and
         (ii) The solid wood packing materials must be accompanied at the time of importation by an importer document, stating that the solid wood packing materials are totally free from bark, and apparently free from live plant pests.

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
 Articles                                                                 Page 6
--------------------------------------------------------------------------------

     (2) Free of bark; used with regulated articles. APHIS hereby issues a general permit to import regulated articles authorized by this paragraph. Solid wood packing materials that are completely free of bark and are in actual use at the time of importation as packing materials for regulated articles may be imported without restriction under this subpart, except that:

          (i) The solid wood packing materials are subject to the inspection and other requirements in Sec. 319.40-9;
          (ii) The solid wood packing materials must be accompanied at the time of importation by an importer document, stating that the solid wood packing materials are totally free from bark, and apparently free from live plant pests; and
          (iii) The solid wood packing materials must be accompanied at the time of importation by an importer document, stating that the solid wood packing materials have been heat treated, fumigated, or treated with preservatives in accordance with Sec. 319.40-7, or meet all the importation and entry conditions required for the regulated article the solid wood packing material is used to move.

     (3) Not free of bark; used with regulated or nonregulated articles. APHIS hereby issues a general permit to import regulated articles authorized by this paragraph. Solid wood packing materials that are not completely free of bark and are in actual use as packing at the time of importation may be imported without restriction under this subpart, except that:

          (i) The solid wood packing materials are subject to the inspection and other requirements in Sec. 319.40-9;
          (ii) The solid wood packing materials must be accompanied at the time of importation by an importer document, stating that the solid wood packing materials have been heat treated, fumigated, or treated with preservatives in accordance with Sec. 319.40-7.

     (4) Pallets moved as cargo. APHIS hereby issues a general permit to import regulated articles authorized by this paragraph. Pallets that are completely free of bark and that are not in actual use as packing at the time of importation (i.e., pallets moved as cargo) may be imported without restriction under this subpart, except that:

          (i) The pallets are subject to the inspection and other requirements in Sec. 319.40-9; and
          (ii) The pallets are accompanied by an importer document stating that the pallets were previously eligible for importation in accordance with paragraph (b) of this section and have not had wood added to them since that use. Solid wood packing materials other than pallets that are imported as cargo must be imported in accordance with the requirements of this subpart for raw lumber.

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
Articles                                                                  Page 7
--------------------------------------------------------------------------------

     (c) Loose wood packing materials. APHIS hereby issues a general permit to import regulated articles authorized by this paragraph. Loose wood packing materials (whether in use as packing or imported as cargo) that are dry may be imported subject to the inspection and other requirements in Sec. 319.40-9 and without further restriction under this subpart.

     (d) Bamboo timber. APHIS hereby issues a general permit to import regulated articles authorized by this paragraph. Bamboo timber which is free of leaves and seeds and has been sawn or split lengthwise and dried may be imported subject to the inspection and other requirements in Sec. 319.40-9 and without further restriction under this subpart.

     (e) Regulated articles the permit process has determined to present no plant pest risk. Regulated articles for which a specific permit has been issued in accordance with Sec. 319.40-4(b)(2)(i) may be imported without other restriction under this subpart, except that they are subject to the inspection and other requirements in Sec. 319.40-9.

SEC. 319.40-4 APPLICATION FOR A PERMIT TO IMPORT REGULATED ARTICLES; ISSUANCE AND WITHDRAWAL OF PERMITS.

     (a) Application procedure. A written application for a permit must be submitted to the Animal and Plant Health Inspection Service, Plant Protection and Quarantine, Port Operations Permit Unit, 4700 River Road, Unit 136, Riverdale, MD 20737-1228. The completed application must include the following information:

--------------------------------------------------------------------------------
Application forms for permits are available without charge from the Administrator, c/o the Permit Unit, Plant Protection and Quarantine, Animal and Plant Health Inspection Service, U.S. Department of Agriculture, 4700 River Road, Riverdale, MD 20737, or local offices of Plant Protection and Quarantine, which are listed in telephone directories.
--------------------------------------------------------------------------------

     (1) The specific type of regulated article to be imported, including the genus and species name of the tree from which the regulated article was derived;

     (2) Country, and locality if known, where the tree from which the regulated article was derived was harvested;

     (3)  The quantity of the regulated article to be imported;

     (4) A description of any processing, treatment or handling of the regulated article to be performed prior to importation, including the location where any processing or treatment was or will be performed and the names and dosage of any chemicals employed in treatments; [[Page 27677]]

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
 Articles                                                                 Page 8
--------------------------------------------------------------------------------

     (5) A description of any processing, treatment, or handling of the regulated article intended to be performed following importation, including the location where any processing or treatment will be performed and the names and dosage of any chemicals employed in treatments;

     (6) Whether the regulated article will or will not be imported in a sealed container or in a hold;

     (7)  The means of conveyance to be used to import the regulated article;

     (8) The intended port of first arrival in the United States of the regulated article, and any subsequent ports in the United States at which regulated articles may be unloaded;

     (9)  The destination and general intended use of the regulated article;


     (10) The name and address of the applicant and, if the applicant's address is not within the United States, the name and address of an agent in the United States whom the applicant names for acceptance of service of process; and

     (11) A statement certifying the applicant as the importer of record.

     (b) Review of application and issuance of permit. After receipt and review of the application, APHIS shall determine whether it appears that the regulated article at the time of importation will meet either the specific importation requirements in Sec. 319.40-5 or the universal importation requirements in Sec. 319.40-6.

     (1) If it appears that the regulated article proposed for importation will meet the requirements of either Sec. 319.40-5 or Sec. 319.40-6, a permit stating the applicable conditions for importation under this subpart shall be issued for the importation of the regulated article identified in the application.

     (2) If it appears that the regulated article proposed for importation will not meet the requirements of either Sec. 319.40-5 or Sec. 319.40-6 because these sections do not address the particular regulated article identified in the application, APHIS shall review the application by applying the plant pest risk assessment standards specified in Sec. 319.40-11.

          (i) If this review reveals that importation of the regulated article under a permit and subject to the inspection and other requirements in Sec. 319.40-9, but without any further conditions, will not result in the introduction of plant pests into the United States, a permit for importation of the regulated article shall be issued. The permit may only be issued in unique and unforeseen circumstances when the importation of the regulated article is not expected to recur.

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
  Articles                                                                Page 9
--------------------------------------------------------------------------------

          (ii) If this review reveals that the regulated article may be imported under conditions that would reduce the plant pest risk to an insignificant level, APHIS may implement rulemaking to add the additional conditions to this subpart, and after the regulations are effective, may issue a permit for importation of the regulated article.

     (3) No permit will be issued to an applicant who has had a permit withdrawn under paragraph (d) of this section during the 12 months prior to receipt of the permit application by APHIS, unless the withdrawn permit has been reinstated upon appeal.

     (c) Permit does not guarantee eligibility for import. Even if a permit has been issued for the importation of a regulated article, the regulated article may be imported only if all applicable requirements of this subpart are met and only if an inspector at the port of first arrival determines that no emergency measures pursuant to the Federal Plant Pest Act or other measures pursuant to the Plant Quarantine Act are necessary with respect to the regulated article.

--------------------------------------------------------------------------------
Section 105(a) of the Federal Plant Pest Act (7 U.S.C. 150dd(a)) provides, among other things, that the Secretary of Agriculture may, whenever he deems it necessary as an emergency measure in order to prevent the dissemination of any plant pest new to or not theretofore known to be widely prevalent or distributed within and throughout the United States, seize, quarantine, treat, apply other remedial measures to, destroy, or dispose of, in such manner as he deems appropriate, subject to section 105(d) of the Federal Plant Pest Act (7 U.S.C. 150dd(d)), any product or article, including any article subject to this subpart, which is moving into or through the United States, and which he has reason to believe is infested with any such plant pest at the time of the movement, or which has moved into the United States, and which he has reason to believe was infested with any such plant pest at the time of the movement.
Section 10 of the Plant Quarantine Act (7 U.S.C. 164a) and section 107 of the Federal Plant Pest Act (7 U.S.C. 150ff) also authorize measures against regulated articles which are not in compliance with thissubpart.
--------------------------------------------------------------------------------

     (d) Denial and withdrawal of permits. Any permit which has been issued may be withdrawn by an inspector or the Administrator if he or she determines that the person to whom the permit was issued has violated any requirement of this subpart. If the withdrawal is oral, the decision to withdraw the permit and the reasons for the withdrawal of the permit shall be confirmed in writing as promptly as circumstances permit. Any person whose permit has been denied or withdrawn may appeal the decision in writing to the Administrator within 10 days after receiving the written notification of the withdrawal. The appeal shall state all of the facts and reasons upon which the person relies to show that the permit was wrongfully denied or withdrawn. The Administrator shall grant or deny the appeal, in writing, stating the reasons for granting or denying the appeal as promptly as circumstances permit. If there is a conflict as to any material fact and the person from whom the permit is withdrawn requests a hearing, a hearing shall be held to resolve the conflict. Rules of practice concerning the hearing shall be adopted by the Administrator.

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
  Articles                                                               Page 10
--------------------------------------------------------------------------------

See. 319.40-5 IMPORTATION AND ENTRY REQUIREMENTS FOR SPECIFIED ARTICLES.

     (a) Bamboo timber. Bamboo timber consisting of whole culms or canes may be imported into Guam or the Northern Mariana Islands subject to inspection and other requirements of Sec. 319.40-9. Bamboo timber consisting of whole culms or canes that are completely dry as evidenced by lack of moisture in node tissue may be imported into any part of the United States subject to inspection and other requirements of Sec. 319.40-9.

     (b) Monterey pine logs and lumber from Chile and New Zealand; Douglas-fir logs and lumber from New Zealand.

     (1) Logs.

          (i) Requirements prior to importation. Monterey or Radiata pine (Pinus radiata) logs from Chile or New Zealand and Douglas-fir (Pseudotsuga menziesii) logs from New Zealand that are accompanied by a certificate stating that the logs meet the requirements of paragraph (b)(1)(i) (A) through (D) of this section, and that are consigned to a facility in the United States that operates in accordance with Sec. 319.40-8, may be imported in accordance with paragraphs (b)(1)(i)(A) through
                 (b)(1)(iii) of this section.

               (A)  The logs must be from live healthy trees which are
                      apparently free of plant pests, plant pest damage, and decay organisms.

               (B)  The logs must be debarked in accordance with Sec.
                      319.40-7(b) prior to fumigation.

               (C)  The logs and any solid wood packing materials to be used with the logs during shipment to the United States must be fumigated in accordance with Sec. 319.40-7(f)(1), within 45 days following the date the trees are felled and prior to arrival of the logs in the United States, in the holds or in sealable containers. Fumigation must be conducted in the same sealable container or hold in which the logs and solid wood packing materials are exported to the United States.

               (D)  During shipment to the United States, no other regulated article is permitted on the means of conveyance with the logs, unless the logs and the other regulated articles are in separate holds or separate sealed containers, or, if the logs and other regulated articles are mixed in a hold or sealed container, the other regulated articles either have been heat treated with moisture reduction in accordance with Sec. 319.40-7(d), or have been fumigated in the hold or sealable container in accordance with paragraph (b)(1)(i)(C) of this section.
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          (ii) Requirements upon arrival in the United States. The following requirements apply upon arrival of the logs in the United
                States.

               (A)  The logs must be kept segregated from other regulated articles from the time of discharge from the means of conveyance until the logs are completely processed at a facility in the United States that operates under a compliance agreement in accordance with Sec. 319.40-8.

               (B)  The logs must be moved from the port of first arrival to the facility that operates under a compliance agreement in accordance with Sec. 319.40-8 by as direct a route as reasonably possible.

          (iii) Requirements at the processing facility. The logs must be consigned to a facility operating under a compliance agreement in accordance with Sec. 319.40-8 that includes the following requirements:

                 (A)  Logs or any products generated from logs, including
                        lumber, must be heat treated in accordance with Sec. 319.40-7(c), or heat treated with moisture reduction in accordance with Sec. 319.40-7(d).

                 (B)  The logs, including sawdust, wood chips, or other products generated from the logs in the United States, must be processed in accordance with paragraph (b)(1)(iii) of this section within 60 days from the time the logs are released from the port of first arrival.

                 (C)  Sawdust, wood chips, and waste generated by sawing or processing the logs must be disposed of by burning, heat treatment in accordance with Sec. 319.40-7(c), heat treatment with moisture reduction in accordance with Sec. 319.40-7(d), or other processing that will destroy any plant pests associated with the sawdust, wood chips, and waste. Composting and use of the sawdust, wood chips, and waste as mulch are prohibited unless composting and use as mulch are preceded by fumigation in accordance with Sec. 319.40-7(f)(3), heat treatment in accordance with Sec. 319.40-7(c), or heat treatment with moisture reduction in accordance with Sec. 319.40-7(d). Wood chips, sawdust, and waste may be moved in enclosed trucks for processing at another facility operating under a compliance agreement in accordance with Sec. 319.40-8.

     (2) Raw lumber. Raw lumber, including solid wood packing materials imported as cargo, from Chile or New Zealand derived from Monterey or Radiata pine (Pinus radiata) logs and raw lumber from New Zealand derived from Douglas-fir (Pseudotsuga menziesii) logs may be imported in accordance with paragraphs (b)(2) (i) and (ii) of this section.

          (i) During shipment to the United States, no other regulated article (other than solid wood packing materials) is permitted on the means of conveyance with the raw lumber, unless the raw lumber and the other regulated articles are in separate holds or separate sealed containers; Except for mixed shipments of logs and raw lumber fumigated in accordance with Sec. 319.40-7(f)(2) and moved in accordance with paragraph (b)(1)(i)(D) of this section. Raw lumber on the vessel's deck must be in a sealed container.
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          (ii) The raw lumber must be consigned to a facility operating under a compliance agreement in accordance with Sec. 319.40-8 that requires the raw lumber to be heat treated in accordance with Sec. 319.40-7(c) or heat treated with moisture reduction in accordance with Sec. 319.40-7(d) before any cutting, planing, or sawing of the raw lumber, and within 30 days from the time the lumber is released from the port of first arrival.

  (c) Tropical hardwoods

     (1) Debarked. Tropical hardwood logs and lumber that have been debarked in accordance with Sec. 319.40-7(b) may be imported subject to the inspection and other requirements of Sec. 319.40-9.

     (2) Not debarked. Tropical hardwood logs that have not been debarked may be imported if fumigated in accordance with Sec. 319.40-7(f)(1) prior to arrival in the United States.

     (3) Not debarked; small lots. Tropical hardwood logs that have not been debarked may be imported into the United States, other than into Hawaii, Puerto Rico, or the Virgin Islands of the United States, if imported in a lot of 15 or fewer logs and subject to the inspection and other requirements of Sec. 319.40-9.

     (d) Temperate hardwoods. Temperate hardwood logs and lumber (with or without bark) from all places except places in Asia that are east of 60 deg. East Longitude and north of the Tropic of Cancer may be imported if fumigated in accordance with Sec. 319.40-7(f) prior to arrival in the United States and subject to the inspection and other requirements of Sec. 319.40-9.

     (e) Regulated articles associated with exclusively tropical climate pests. Regulated articles that have been identified by a plant pest risk assessment as associated solely with plant pests that can successfully become established only in tropical or subtropical climates may be imported if:

     (1) The regulated article is imported only to a destination in the continental United States; and,

     (2) the regulated article is not imported into any tropical or subtropical areas of the United States specified in the permit.

     (f) Cross-ties (railroad ties) from all places except places in Asia that are east of 60 deg. East Longitude and north of the Tropic of Cancer may be imported if completely free of bark and accompanied by an importer document stating that the cross-ties will be pressure treated within 30 days following the date of importation.

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
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SEC. 319.40-6 UNIVERSAL IMPORTATION OPTIONS.

     (a) Logs. Logs may be imported if prior to importation the logs have been debarked in accordance with Sec. 319.40-7(b) and heat treated in accordance with Sec. 319.40-7(c). During the entire interval between treatment and export, the logs must be stored and handled in a manner which excludes any access to the logs by plant pests.

     (b) Lumber.

     (1) Heat treated or heat treated with moisture reduction. Lumber that prior to importation has been heat treated in accordance with Sec. 319.40-7(c), or heat treated with moisture reduction in accordance with Sec. 319.40-7(d), may be imported in accordance with paragraphs
           (b)(1) (i) and (ii) of this section.

          (i) During shipment to the United States, no other regulated article (other than solid wood packing materials) is permitted on the means of conveyance with the lumber, unless the lumber and the other regulated articles are in separate holds or separate sealed containers, or, if the lumber and other regulated articles are mixed in a hold or sealed container, all the regulated articles have been heat treated in accordance with Sec. 319.40-7(c), or heat treated with moisture reduction in accordance with Sec. 319.40-7(d). Lumber on the vessel's deck must be in a sealed container, unless it has been heat treated with moisture reduction in accordance with Sec. 319.40-7(d).

          (ii) If lumber has been heat treated in accordance with Sec. 319.40-7(c), that fact must be stated on the importer document, or by a permanent marking on each piece of lumber in the form of the letters "HT" or the words "Heat Treated." If lumber has been heat treated with moisture reduction in accordance with Sec. 319.40-7(d), that fact must be stated on the importer document, or by a permanent marking, on each piece of lumber or on the cover of bundles of lumber, in the form of the letters "KD" or the words "Kiln Dried."

     (2) Raw lumber. Raw lumber, including solid wood packing materials imported as cargo, from all places except places in Asia that are east of 60 deg. East Longitude and north of the Tropic of Cancer may be imported in accordance with paragraphs (b)(2) (i) and (ii) of this section.

          (i) During shipment to the United States, no other regulated article (other than solid wood packing materials) is permitted on the means of conveyance with the raw lumber, unless the raw lumber and the other regulated articles are in separate holds or separate sealed containers. Raw lumber on the vessel's deck must be in a sealed container.

          (ii) The raw lumber must be consigned to a facility operating under a compliance agreement in accordance with Sec. 319.40-8 that requires the raw lumber to be heat treated in accordance with Sec. 319.40-7(c) or heat treated with moisture


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                   reduction in accordance with Sec. 319.40-7(d), within 30
                   days from the time the lumber is released from the port of first arrival. Heat treatment must be completed before any cutting, planing, or sawing of the raw lumber.

     (c) Wood chips and bark chips. Wood chips and bark chips from any place except places in Asia that are east of 60 deg. East Longitude and north of the Tropic of Cancer may be imported in accordance with this paragraph.

     (1) The wood chips or bark chips must be accompanied by an importer document stating that the wood chips or bark chips were either:

          (i) Derived from live, healthy, tropical species of plantation-grown trees grown in tropical areas; or

          (ii) Fumigated with methyl bromide in accordance with Sec. 319.40-7(f)(3), heat treated in accordance with Sec. 319.40-7(c), or heat treated with moisture reduction in accordance with Sec. 319.40-7(d).

     (2) During shipment to the United States, no other regulated articles (other than solid wood packing materials) are permitted in the holds or sealed containers carrying the wood chips or bark chips. Wood chips or bark chips on the vessel's deck must be in a sealed container, Except that; If the wood chips or bark chips are derived from live, healthy, plantation-grown trees in tropical areas, they may be shipped on deck if no other regulated articles are present on the vessel, and the wood chips or bark chips are completely covered by a tarpaulin during the entire journey directly to the United States.

      (3) The wood chips or bark chips must be free from rot at the time of importation, unless accompanied by an importer document stating that the entire lot was fumigated with methyl bromide in accordance with Sec. 319.40-7(f)(3), heat treated in accordance with Sec. 319.40-7(c), or heat treated with moisture reduction in accordance with Sec. 319.407(d).

     (4) Wood chips or bark chips imported in accordance with this paragraph must be consigned to a facility operating under a compliance agreement in accordance with Sec. 319.40-8. The wood chips or bark chips must be burned, heat treated in accordance with Sec. 319.40-7(c), heat treated with moisture reduction in accordance with Sec. 319.40-7(d), or otherwise processed in a manner that will destroy any plant pests associated with the wood chips or bark chips, within 30 days of arrival at the facility. If the wood chips or bark chips are to be used for mulching or composting, they must first be fumigated in accordance with Sec. 319.40-7(f)(3), heat treated in accordance with Sec. 319.40-7(c), or heat treated with moisture reduction in accordance with Sec. 319.40-7(d).

     (d) Wood mulch, humus, compost, and litter. Wood mulch, humus, compost, and litter may be imported if accompanied by an importer document stating that the wood mulch, humus, compost, or litter was fumigated in accordance with Sec. 319.40-7(f)(3), heat treated in accordance with

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Sec. 319.40-7(c), or heat treated with moisture reduction in accordance with
Sec. 319.40-7(d).


     (e) Cork and bark. Cork and cork bark, cinnamon bark, and other bark to be used for food, manufacture of medicine, or chemical extraction may be imported if free from rot at the time of importation and subject to the inspection and other requirements of Sec. 319.40-9.

SEC. 319.40-7 TREATMENTS AND SAFEGUARDS.

     (a) Certification of treatments or safeguards. If APHIS determines that a document required for the importation of regulated articles is inaccurate, the regulated articles which are the subject of the certificate or other document shall be refused entry into the United States. In addition, APHIS may determine not to accept any further certificates for the importation of regulated articles in accordance with this subpart from a country in which an inaccurate certificate is issued, and APHIS may determine not to allow the importation of any or all regulated articles from any such country, until corrective action acceptable to APHIS establishes that certificates issued in that country will be accurate.

     (b) Debarking. Except for raw lumber, no more than 2 percent of the surface of all regulated articles in a lot may retain bark, with no single regulated article retaining bark on more than 5 percent of its surface. For raw lumber, debarking must remove 100 percent of the bark.

     (c) Heat treatment. Heat treatment must be performed only at a facility where APHIS or an inspector authorized by the Administrator and the national government of the country in which the facility is located has inspected the facility and determined that its operation complies with the standards of this paragraph. Heat treatment procedures may employ steam, hot water, kilns, exposure to microwave energy, or any other method (e.g., the hot water and steam techniques used in veneer production) that raises the temperature of the center of each treated regulated article to at least 71.1 deg.C and maintains the regulated article at that center temperature for at least 75 minutes. For regulated articles heat treated prior to arrival in the United States, during the entire interval between treatment and export the regulated article must be stored, handled, or safeguarded in a manner which excludes any infestation of the regulated article by plant pests.

     (d) Heat treatment with moisture reduction.

     (1) Heat treatment with moisture reduction may employ:

          (i) Kiln drying conducted in accordance with the schedules prescribed for the regulated article in the Dry Kiln Operator's Manual, Agriculture Handbook 188, which is incorporated by reference at Sec. 300.1 of this chapter; or,

          (ii) Dry heat, exposure to microwave energy, or any other method that raises the temperature of the center of each treated regulated article to at least 71.1 deg.C, maintains the regulated articles at that center temperature for at least 75 minutes, and reduces the moisture content of the regulated article to 20 percent or less as


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     Articles                                                            Page 16
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                   measured by an electrical conductivity meter.

     (2) For regulated articles heat treated with moisture reduction prior to arrival in the United States, during the entire interval between treatment and export the regulated article must be stored, handled, or safeguarded in a manner which excludes any infestation of the regulated article by plant pests.

     (e) Surface pesticide treatments. All United States Environmental Protection Agency registered surface pesticide treatments are authorized for regulated articles imported in accordance with this subpart. Surface pesticide treatments must be conducted in accordance with label directions approved by the United States Environmental Protection Agency. When used on heat treated logs, a surface pesticide treatment must be first applied within 48 hours following heat treatment. The surface pesticide treatment must be repeated at least every 30 days during storage of the regulated article, with the final treatment occurring no more than 30 days prior to departure of the means of conveyance that carries the regulated articles to the United States.

     (f) Methyl bromide fumigation. The following minimum standards for methyl bromide fumigation treatment are authorized for the regulated articles listed in paragraphs (f)(1) through (f)(3) of this section. Any method of fumigation that meets or exceeds the specified temperature/time/concentration products is acceptable.

     (1) Logs.

          (i) T-312 schedule. The entire log and the ambient air must be at a temperature of 5 deg.C or above throughout fumigation. The fumigation must be conducted using schedule T-312 contained in the Treatment Manual. In lieu of the schedule T-312 methyl bromide concentration, fumigation may be conducted with an initial methyl bromide concentration of at least 240 g/m with exposure and concentration levels adequate to provide a concentration-time product of at least 17,280 gram-hours calculated on the initial methyl bromide concentration.

          (ii) T-404 schedule. The entire log and the ambient air must be at a temperature of 5 deg.C or above throughout fumigation. The fumigation must be conducted using schedule T-404 contained in the Treatment Manual. In lieu of the schedule T-404 methyl bromide concentration, fumigation may be conducted with an initial methyl bromide concentration of at least 120 g/m with exposure and concentration levels adequate to provide a concentration-time product of at least 1920 gram-hours calculated on the initial methyl bromide concentration.

     (2) Lumber. The lumber and the ambient air must be at a temperature of 5 deg.C or above throughout fumigation. The fumigation must be conducted using schedule T-404 contained in the Treatment Manual. In lieu of the schedule T-404 methyl bromide concentration, fumigation may be conducted with an initial methyl bromide concentration of at least 120 g/m with exposure and concentration levels adequate to provide a concentration-time product of at least 1920 gram-hours calculated on the initial methyl

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     Articles                                                            Page 17
--------------------------------------------------------------------------------

         bromide concentration.

     (3) Regulated articles other than logs or lumber.

          (i) If the ambient air and the regulated articles other than logs or lumber are at a temperature of 21 deg.C or above throughout fumigation, the fumigation must be conducted using schedule T-404 contained in the Treatment Manual. In lieu of the schedule T-404 methyl bromide concentration, fumigation may be conducted with an initial methyl bromide concentration of at least 48 g/m with exposure and concentration levels adequate to provide a concentration-time product of at least 760 gram-hours calculated on the initial methyl bromide concentration.

          (ii) If the ambient air and the regulated articles other than logs or lumber are at a temperature of 4.5-20.5 deg.C throughout fumigation, the fumigation must be conducted using schedule T-404 contained in the Treatment Manual. In lieu of the schedule T-404 methyl bromide concentration, fumigation may be conducted with an initial methyl bromide concentration of at least 120 g/m with exposure and concentration levels adequate to provide a concentration-time product of at least 1920 gram-hours calculated on the initial methyl bromide concentration.

     (g) Preservatives. All preservative treatments that use a preservative product that is registered by the United States Environmental Protection Agency are authorized for treatment of regulated articles imported in accordance with this subpart. Preservative treatments must be performed in accordance with label directions approved by the United States Environmental Protection Agency.



SEC. 319.40-8 PROCESSING AT FACILITIES OPERATING UNDER COMPLIANCE AGREEMENTS.

     (a) Any person who operates a facility in which imported regulated articles are processed may enter into a compliance agreement to facilitate the importation of regulated articles under this subpart. The compliance agreement shall specify the requirements necessary to prevent spread of plant pests from the facility, requirements to ensure the processing method effectively destroys plant pests, and the requirements for the application of chemical materials in accordance with the Treatment Manual. The compliance agreement shall also state that inspectors must be allowed access to the facility to monitor compliance with the requirements of the compliance agreement and of this subpart. Compliance agreement forms may be obtained from the Administrator or an inspector.

     (b) Any compliance agreement may be canceled by the inspector who is supervising its enforcement, orally or in writing, whenever the inspector finds that the person who entered into the compliance agreement has failed to comply with the conditions of the compliance agreement. If the cancellation is oral, the decision to cancel the compliance agreement and the reasons for cancellation of the compliance agreement shall be confirmed in writing, as promptly as circumstances permit. Any person whose compliance agreement has been canceled may appeal the decision in writing to the Administrator within 10 days after receiving written notification of

7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
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the cancellation. The appeal shall state all of the facts and reasons upon which the person relies to show that the compliance agreement was wrongfully canceled. The Administrator shall grant or deny the appeal, in writing, stating the reasons for granting or denying the appeal, as promptly as circumstances permit. If there is a conflict as to any material fact and the person whose compliance agreement has been canceled requests a hearing, a hearing shall be held to resolve the conflict. Rules of practice concerning the hearing will be adopted by the Administrator.

SEC. 319.40-9 INSPECTION AND OTHER REQUIREMENTS AT PORT OF FIRST ARRIVAL.

     (a) Procedures for all regulated articles.

     (1) All imported regulated articles shall be inspected at the port of first arrival. If the inspector finds signs of plant pests on or in the regulated article, or finds that the regulated article may have been associated with other articles infested with plant pests, the regulated article shall be cleaned or treated as required by an inspector, and the regulated article and any products of the regulated article shall also be subject to reinspection, cleaning, and treatment at the option of an inspector at any time and place before all applicable requirements of this subpart have been accomplished.

     (2) Regulated articles shall be assembled for inspection at the port of first arrival, or at any other place prescribed by an inspector, at a place and time and in a manner designated by an inspector.

     (3) If an inspector finds that an imported regulated article is so infested with a plant pest that, in the judgment of the inspector, the regulated article cannot be cleaned or treated, or contains soil or other prohibited contaminants, the entire lot may be refused entry into the United States.

     (4) No person shall move any imported regulated article from the port of first arrival unless and until an inspector notifies the person, in writing or through an electronic database, that the regulated article:

           (i) Is in compliance with all applicable regulations and has been inspected and found to be apparently free of plant pests; or,

--------------------------------------------------------------------------------
Certain regulated articles may also be subject to Secs. 319.56 through
319.56-8, "Subpart--Fruits and Vegetables," or to Noxious Weed Act regulations under part 360 of this chapter, or to Endangered Species Act regulations under parts 355 and 356 of this chapter and 50 CFR parts 17 and 23.
--------------------------------------------------------------------------------

           (ii) Has been inspected and the inspector requires reinspection, cleaning, or treatment of the regulated article at a place other than the port of first arrival.

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     (b) Notice of arrival; visual examination of regulated articles at port of first arrival.

     (1) At least 7 days prior to the expected date of arrival in the United States of a shipment of regulated articles imported in accordance with this subpart, the permittee or his or her agent must notify the APHIS Officer in Charge at the port of arrival of the date of expected arrival. The address and telephone number of the APHIS Officer in Charge will be specified in any specific permit issued by APHIS. This notice may be in writing or by telephone. The notice must include the number of any specific permit issued for the regulated articles; the name, if any, of the means of conveyance carrying the regulated articles; the type and quantity of the regulated articles; the expected date of arrival; the country of origin of the regulated articles; the name and the number, if any, of the dock or area where the regulated articles are to be unloaded; and the name of the importer or broker at the port of arrival.

--------------------------------------------------------------------------------
A list of APHIS Officers in Charge may be obtained from the Administrator, c/o Port Operations, Plant Protection and Quarantine, Animal and Plant Health Inspection Service, 4700 River Road, Riverdale, MD 20737.
--------------------------------------------------------------------------------

     (2) Imported regulated articles which have been debarked in accordance with Sec. 319.40-7(b) and can be safely and practically inspected will be visually examined for plant pests by an inspector at the port of first arrival. If plant pests are found on or in the regulated articles or if the regulated article cannot be safely and practically inspected, the regulated articles must be treated in accordance with the Treatment Manual.

     (c) Marking and identity of regulated articles. Any regulated article, at the time of importation shall bear on the outer container (if in a container), on the regulated article (if not in a container), or on a document accompanying the regulated article the following information:

     (1) General nature and quantity of the regulated articles;

     (2) Country and locality, if known, where the tree from which the regulated article was derived was harvested;

     (3) Name and address of the person importing the regulated article;

     (4) Name and address of consignee of the regulated article;

     (5) Identifying shipper's mark and number; and

     (6) Number of the permit (if one was issued) authorizing the importation of the regulated article into the United States.

     (d) Sampling for plant pests at port of first arrival. Any imported regulated article may be sampled for plant pests at the port of first arrival. If an inspector finds it necessary to order treatment of a regulated article at the port of first arrival, any sampling will be done prior to treatment.

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SEC. 319.40-10 COSTS AND CHARGES.

The services of an inspector during regularly assigned hours of duty and at the usual places of duty shall be furnished without cost to the importer. The inspector may require the importer to furnish any labor, chemicals, packing materials, or other supplies required in handling regulated articles under this subpart. APHIS will not be responsible for any costs or charges, other than those identified in this section.

--------------------------------------------------------------------------------
Provisions relating to costs for other services of an inspector are contained in part 354 of this chapter.
--------------------------------------------------------------------------------

SEC. 319.40-11 PLANT PEST RISK ASSESSMENT STANDARDS.

When evaluating a request to import a regulated article not allowed importation under this subpart, or a request to import a regulated article under conditions other than those prescribed by this subpart, APHIS will conduct the following analysis to determine the plant pest risks associated with each requested importation in order to determine whether or not to issue a permit under this subpart or to propose regulations establishing conditions for the importation into the United States of the regulated article.

     (a) Collecting commodity information.

     (1) APHIS will evaluate the application for information describing the regulated article and the origin, processing, treatment, and handling of the regulated article; and

     (2) APHIS will evaluate history of past plant pest interceptions or introductions (including data from foreign countries) associated with the regulated article.

           (b) Cataloging quarantine pests. For the regulated article specified in an application, APHIS will determine what plant pests or potential plant pests are associated with the type of tree from which the regulated article was derived, in the country and locality from which the regulated article is to be exported. A plant pest that meets one of the following criteria is a quarantine pest and will be further evaluated in accordance with paragraph (c) of this section:

                 (1) Non-indigenous plant pest not present in the United States;

                 (2) Non-indigenous plant pest, present in the United States and capable of further dissemination in the United States;

                 (3) Non-indigenous plant pest that is present in the United
                       States and has reached probable limits of its ecological range, but differs genetically from the plant pest in the United States in a way that demonstrates a potential for greater damage potential in the United States;

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                 (4) Native species of the United States that has reached
                       probable limits of its ecological range, but differs genetically from the plant pest in the United States in a way that demonstrates a potential for greater damage potential in the United States; or

                 (5) Non-indigenous or native plant pest that may be able to vector another plant pest that meets one of the criteria in paragraphs (b)(1) through (4) of this section.

     (c) Determining which quarantine pests to assess.

     (1) APHIS will divide quarantine pests identified in paragraph (b) of this section into groups depending upon where the plant pest is most likely to be found. The plant pests would be grouped as follows:

               (i) Plant pests found on the bark;

               (ii) Plant pests found under the bark; and

               (iii) Plant pests found in the wood.

     (2) APHIS will subdivide each of the groups in paragraph (c)(1) of this section into associated taxa.

     (3) APHIS will rank the plant pests in each group in paragraph (c)(2) of this section according to plant pest risk, based on the available biological information and demonstrated plant pest importance.

     (4) APHIS will identify any plant pests ranked in paragraph (c)(3) of this section for which plant pest risk assessments have previously been performed in accordance with this section. APHIS will conduct individual plant pest risk assessments for the remaining plant pests, starting with the highest ranked plant pest(s) in each group.

     (5) The number of plant pests in each group to be evaluated through individual plant pest risk assessment will be based on biological similarities of members of the group as they relate to measures taken in connection with the importation of the regulated article to mitigate the plant pest risk associated with the regulated article. For example, if the plant pest risk assessment for the highest ranked plant pest indicates a need for a mitigation measure that would result in the same reduction of risk for other plant pests ranked in the group, the other members need not be subjected to individual plant pest risk assessment.

     (d) Conducting individual plant pest risk assessments. APHIS will evaluate each of the plant pests identified in paragraph (c)(4) of this section by:

     (1) Estimation of the probability of the plant pest being on, with, or in the regulated article at the time of importation;

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7CFR 319.40 - Importation of Logs, Lumber, and Other Unmanufactured Wood
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     (2) Estimation of the probability of the plant pest surviving in transit on the regulated article and entering the United States undetected;

     (3) Estimation of the probability of the plant pest colonizing once it has entered into the United States;

     (4) Estimation of the probability of the plant pest spreading beyond any colonized area; and

     (5) Estimation of the damage to plants that could be expected upon introduction and dissemination within the United States of the plant pest.

     (e) Estimating unmitigated overall plant pest risk. APHIS will develop an estimation of the overall plant pest risk associated with importing the regulated article based on compilation of individual plant pest risk assessments performed in accordance with paragraph (d) of this section.

     (f) Evaluating available requirements to determine whether they would allow safe importation of the regulated article. The requirements of this subpart, and any other requirements relevant to the regulated article and plant pests involved, will be compared with the individual plant pest risk assessments in order to determine whether particular conditions on the importation of the regulated article would reduce the plant pest risk to an insignificant level. If APHIS determines that the imposition of particular conditions on the importation of the regulated article could reduce the plant pest risk to an insignificant level, and determines that sufficient APHIS resources are available to implement or ensure implementation of the conditions, APHIS will implement rulemaking to allow importation of the requested regulated article under the conditions identified by the plant pest risk assessment process.